EXHIBIT 10.2

LOAN PURCHASE AGREEMENT

BETWEEN

THE SUFFOLK COUNTY NATIONAL BANK OF RIVERHEAD

AND

[●]

SEPTEMBER 19, 2012

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SCHEDULES
Schedule A – Loan Schedule
Schedule B – Lien Schedule
Schedule C – ORE Loan Schedule

Schedule D – Outstanding Property Taxes

EXHIBITS
Exhibit 6.2(a)(i)(A) – Allonge to Note
Exhibit 6.2(a)(i)(B) – Affidavit of Lost Note
Exhibit 6.2(a)(ii) – Assignment of Mortgage
Exhibit 6.2(a)(iv) – Notice to Borrower
Exhibit 6.2(a)(v) – Limited Power of Attorney
Exhibit 6.2(a)(vi)(A) – Bill of Sale
Exhibit 6.2(a)(vi)(B) – Assignment and Acceptance of Interests

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LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT is entered into as of the 19th day of September, 2012, by and between [●], a [●], having its principal office at [●] (“Purchaser”), and The Suffolk County National Bank of Riverhead, a national banking association, having its principal office at 4 West Second Street, P.O. Box 9000, Riverhead, NY 11901 (“Seller”).

WITNESSETH

WHEREAS, Seller owns legal title to certain Loans (as hereinafter defined);

WHEREAS, Seller desires to sell the Loans to Purchaser on a whole-loan, servicing released basis, in accordance with the terms of this Agreement; and

WHEREAS, Purchaser desires to purchase the Loans, in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual premises herein set forth and other valuable consideration, the receipt of which is hereby acknowledged, Seller and Purchaser agree as follows:

Article I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated below:

Additional Advances means, with respect to any Loan, any advances made to or on behalf of the Borrower by Seller after the Cutoff Date pursuant to any commitment.

Affiliate means with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.  For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

Agreement means this Loan Purchase Agreement, including all Addenda, Schedules and Exhibits, as the same may be amended, supplemented, restated or modified.

Allocated Bid Percentage means for each Loan, the Allocated Loan Price divided by the Unpaid Principal Balance.

Allocated Loan Price means the individual price for each Loan, as set forth on the Loan Schedule, the aggregate of which equals the Base Purchase Price.

Assumed Liabilities means those duties, obligations and liabilities of Seller, if any, under the Loan Documents, including (a) all obligations and responsibilities of enforcing, servicing and administering the Loans (except as set forth in Section 5.7); (b) all of Seller’s obligations under each and every contract of insurance or guaranty then existing in respect of any Loan; and (c) all obligations of the holder of the Loan in respect of any Escrow Amounts.

Base Purchase Price means $[●].

Bid Date means August 28, 2012.

Borrower means any current and unreleased obligor under a Note.

Business Day means any day other than a Saturday, Sunday or day on which the banks in the State of New York are authorized or obligated by Law to be closed.

Claim means any claim, demand or legal proceeding relating to any facts or circumstances for which either Seller or Purchaser may have an obligation to indemnify the other pursuant to this Agreement.

Closing means the exchange of documents and the payment of the Total Amount Payable to affect the sale of the Loans by Seller to Purchaser on the Closing Date as set forth in this Agreement.

Closing Date means September 19, 2012.

Collateral Documents means, with respect to each Loan, the Loan Documents which create or purport to create a security interest in or lien upon any property as security for the Loan contained in the Loan File, which may include a Mortgage, Security Agreement, UCC Financing Statement, assignment of rents, pledge agreement, guaranty, indemnification agreement, title insurance policies, tax and insurance escrows, fire and casualty insurance policies, flood hazard insurance policies, other insurance and other documents, agreements or instruments under which legal rights or obligations are created or exist, if any, that are contained in the Loan File.

Collateral Property means any collateral which is security for a Loan and is contained in the Loan File, including certificated securities, certificates of deposit and chattel paper.

Confidentiality Agreement means that certain letter agreement, dated [●], 2012, between Seller and Purchaser, as the same may be amended.

Cutoff Date means midnight on August 31, 2012.

Environmental Law means any federal, state or local Law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, and any permit, approval, certification, license, notice or registration pertaining to health, industrial hygiene or the environmental or ecological conditions at, upon, under or within any Mortgaged Property or on or about any other site at, upon, under or within which Hazardous Substances from such property may be located, including, but not limited to, each of the following as to date or hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601-9657; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901-6991i; the Toxic Substances Control Act, 15 U.S.C. §2601-2629; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §1251 et  seq.; the Clean Air Act, 42 U.S.C. §7401 et  seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §1801 et  seq.

Escrow Amounts mean all escrows for taxes, governmental assessments and insurance, deposits, security deposits, utility deposits, replacement reserves or other funds relating to the Loans and deposited by or on behalf of any Borrower or tenant and held by or on behalf of Seller.

Excluded Liabilities means any liability, obligation, debt, damage, fine, judgment or penalty of Seller (or any of its Affiliates), or otherwise relating to the operation Seller’s businesses that is not specifically included in the Assumed Liabilities.

Governmental Entity means any court, administrative agency, arbitrator or commission or other governmental, prosecutorial or regulatory authority or instrumentality, or any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

Hazardous Materials means any material, waste or substance which is:

(a)                included within the definitions of “hazardous waste”, “hazardous substances”, “hazardous materials”, “toxic substances” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

(b)               listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. §172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended; or

(c)                explosive, radioactive, asbestos, polychlorinated biphenyl, oil or a petroleum product.

Notwithstanding the foregoing, the term “Hazardous Substances” shall not include any lead paint or lead paint containing materials.

Interested Purchaser means, with respect to any Loan, the purchaser of such Loan and its successor or assigns, if such Person is a Borrower or other obligor, or is an Affiliate of a Borrower or other obligor, pursuant to a guarantee, letter of credit or otherwise, under or in connection with such Loan.

Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, code, order, injunction, interpretation, ruling, common law, arbitration award, agency requirement, license or permit of any Governmental Entity.

Lien means any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind.

Loan means each loan being sold hereby which is included on the Loan Schedule.

Loan Agreement means with respect to each Loan for which a loan agreement exists and is contained in the Loan File, the agreement setting forth the principal terms of such Loan executed by the Borrower under such Loan, as such agreement may be amended, modified or extended from time to time.

Loan Documents means, with respect to each Loan, those written agreements or instruments that are in the Loan File relating to such Loan, which may include the Note, any Loan Agreement, any Mortgage, and any assignment, reinstatement, extension, endorsement or modification of the Loan Agreement, the Note or the Mortgage.

Loan File means that certain file for each Loan, including any amendments, supplements, corrections or modifications to such file, but excluding internal analysis and correspondences (including as to the collectibility of any Loan or the value of any Mortgaged Property or other collateral), privileged information and other communications between the Seller and its counsel and advisors and any correspondences to or from any Governmental Entity.

Loan Schedule means the schedule identifying the Loans to be sold, transferred and conveyed hereunder and which is attached hereto as Schedule A,  as said Loan Schedule may be amended or modified from time to time in accordance with the terms of this Agreement.

The Loan Schedule shall set forth the following information concerning each Loan as of the Cutoff Date:

(a)                Seller’s control number;

(b)               Name of Borrower;

(c)                Performing or Non-Performing Loan designator;

(d)               Residential loan status;

(e)                Unpaid Principal Balance;

(f)                In the case of Performing Loans, the accrued interest;

(g)               Escrow Amount;

(h)               Allocated Bid Percentage; and

(i)                 Allocated Loan Price.

            Losses  means claims, losses, damages, penalties, fines, charges, liabilities, obligations, taxes, fees and expenses, including reasonable expenses of investigation, court costs, and reasonable attorneys’ fees and expenses incurred in connection with any claim, action, suit or proceeding against the indemnitee determined net of (a) insurance proceeds actually received by indemnitee in respect of such Losses and (b) indemnity payments actually received by indemnitee with respect to such Losses.  Notwithstanding anything contained herein to the contrary, “Losses” shall not include any consequential, lost profits, special, indirect or punitive damages in connection with any breach or violation of this Agreement or otherwise in connection with the transactions contemplated hereby.

Material Adverse Effect means any change or effect that (i) has a material adverse effect on the Loans, taken as a whole or (ii) prevents or materially delays or impairs the ability of any party hereto to consummate the transactions contemplated hereby.

Mortgage means with respect to each Loan which is or purports to be secured by real property, the mortgage, deed of trust or other security instrument creating or purporting to create a lien upon real property described therein, as such mortgage may be amended, modified or extended from time to time.

Mortgaged Property means with respect to each Mortgage, the related mortgagor’s interest in real property (including all improvements, building, fixtures and leases), all other collateral securing repayment of the debt evidenced by the related Mortgage and the related Borrower’s interest therein.

Non-Performing Loan means a Loan which, as of the Cutoff Date, is any Loan other than a Performing Loan and which is identified with the designation “NPL” on the Loan Schedule.

Note means the originally executed promissory note or notes, bond, lost note affidavit (in instances where the originally executed instruments are not in Seller’s possession) or other evidence of indebtedness with respect to such Loan, as such promissory note or notes, bond, lost note affidavit or other evidence of indebtedness may be amended, modified or extended from time to time.

Outstanding Property Taxes means due and payable taxes on any Mortgaged Property, prorated through the Closing Date, as set forth on Schedule D under the heading “Prorated Amount Due.”

ORE Loan means any Loan secured by a Mortgage for which, as of the Closing Date, Seller has acquired an ownership interest in Mortgaged Property by virtue of the entry of a judgment of foreclosure, the issuance of a sheriff’s deed (naming Seller as purchaser) in non-judicial foreclosure proceedings, or the acceptance of a deed in lieu of foreclosure from a Borrower or other party which has pledged a Mortgaged Property to secure repayment of such Loan.

Performing Loan means a Loan which, as of the Cutoff Date, is not delinquent with respect to the payment of regularly scheduled payments of principal and interest for more than thirty (30) days and which is identified with the designation “PL” on the Loan Schedule.

Permitted Liens means (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which although delinquent can be paid without penalty or are being contested in good faith by appropriate proceedings, (b) Liens resulting from a filing by a lessor as a precautionary filing for a lease, (c) Liens imposed by Law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings, (d) zoning, building, subdivision, environmental regulations, entitlement or other land use regulations, (e) easements, quasi-easements, encumbrances, licenses, covenants, rights-of-way, rights of re-entry or other restrictions and similar agreements, conditions or restrictions or Liens, and (f) any other Liens affecting the Loans that do not impede the ownership, operation or value of such Loans, taken as a whole, in any material respect.

Person means an individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or government or any agency or subdivision thereof.

Protective Advances means, with respect to any Loan, any advances made to or on behalf of the Borrower by Seller after the Cutoff Date which are necessary or advisable in the judgment of Seller to preserve or protect any collateral or right.

Repurchase Date means the date on which any Loan is repurchased by Seller from Purchaser pursuant to this Agreement.

Repurchase Price means the amount payable by Seller to Purchaser to repurchase any Loan which Seller is obligated to repurchase under the provisions of Section 8.1, which is more fully defined in Section 8.4.

Security Agreement means any security agreement creating or purporting to create a lien upon personal property described therein as such security agreement may be amended, modified or extended from time to time.

Third Parties means any Persons other than Seller or Purchaser.

UCC Financing Statement means a financing statement pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

Unpaid Principal Balance means, with respect to any Loan, the unpaid principal balance of such Loan as reflected on the Loan Schedule as of the Cutoff Date.

Article II

PURCHASE AND SALE OF THE LOANS

    Section 2.1.       Purchase and Sale of the Loans.  For valuable consideration, the sufficiency of which is hereby acknowledged, and subject to the terms, provisions and conditions of this Agreement, as of the Closing Seller hereby sells, assigns and conveys to Purchaser, and Purchaser hereby purchases and accepts from Seller, all of the Seller’s right, title and interest in and to the Loans.  Except as provided in Section 5.7, the sale of such Loans shall be on a whole-loan, servicing released basis and shall include all of Seller’s right, title and interest in and to the related Collateral Documents, to the extent assignable.  Except as provided in Section 5.7,  Seller shall have no obligation to service the Loans after the Closing Date.

     Section 2.2.     Reserved.

     Section 2.3.      Amount Payable at Closing. (a)  Subject to Section 2.4, the total amount payable at Closing for the Loans (the “Total Amount Payable”) shall be equal to (i) the Base Purchase Price, (ii) plus  all Additional Advances, (iii) minus  all payments received by Seller after the Cutoff Date, (iv) minus  Outstanding Property Taxes, (v) minus  any Escrow Amounts actually held by Seller as of the Closing Date, (vi) plus  in the case of Performing Loans, all accrued but unpaid interest as of the Closing Date on such Performing Loans at the rate specified in the applicable Note or Loan Agreement, (vii) plus  all Protective Advances.

(b)               The Total Amount Payable shall be paid at Closing, in immediately available funds, via federal funds wire transfer, by Purchaser to Seller’s account as instructed in writing by Seller to Purchaser.

    Section 2.4.       Adjustments.

(a)                Credits to Seller.  Without limiting Section 2.3(a), Purchaser shall remit to Seller on the Closing Date in immediately available funds any and all payments actually made by Seller in respect of any non-routine out-of-pocket expenses incurred by Seller to maintain the Loans during the period from the Cutoff Date to (and including) the Closing Date, only to the extent that such expenses were authorized by Purchaser prior to Seller incurring such expense.

(b)               Further Adjustments.  Seller and Purchaser shall each cooperate with each other in correcting any errors or omissions in computing any adjustments and credits pursuant to Section 2.3 and this Section 2.4.

   Section 2.5.      Assumed Liabilities. As of the Closing, Seller delegates to Purchaser, and Purchaser assumes and agrees to perform faithfully all of Seller's duties, obligations and liabilities in respect of each of the Loans, including the Assumed Liabilities, subject to the terms of this Agreement.

     Section 2.6.    Retained Rights. Purchaser acknowledges that Seller may retain certain credit, depository or trust relationships with a Borrower, guarantor or a maker of the Notes and their respective agents, employees and affiliates, which loans and other relationships may continue following Closing (collectively, a “Retained Lending Relationship”).  All documents and instruments relating to a Retained Lending Relationship, and rights and obligations relating thereto, are not and shall not be deemed Collateral Property, it being understood that the Collateral Property relates only to those Notes evidencing the Loans listed on the Loan Schedule and the Loan Documents related thereto.  Without limiting the foregoing, to the extent any Borrower or other obligor under a Loan is obligated to indemnify or defend Seller pursuant to the Loan Documents, Seller shall be a beneficiary of such obligations and Seller retains the right to compel Borrower and/or such other obligor to perform such obligation.

Article III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Section 3.1.        Representations and Warranties by Purchaser. Purchaser makes the following representations and warranties for the benefit of Seller, each of which is true and correct as of the Closing Date:

(a)                Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the State of [●] with powers and authority adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it, and Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to delay or prevent Purchaser from consummating the transactions contemplated hereby.  Purchaser has taken all necessary action required to execute, deliver and perform this Agreement and all related documents and to consummate the transactions contemplated by this Agreement and all related documents.

(b)                 Consents and Approvals; No Violations.  No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Purchaser for the execution, delivery and performance by Purchaser of this Agreement and each other document to be executed or delivered by Purchaser at Closing or the consummation by Purchaser of the transactions contemplated hereby and thereby.  Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated by this Agreement and each other document to be executed or delivered by Purchaser at Closing will (i) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or by-laws (or similar governing documents) of Purchaser, (ii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien, except for Permitted Liens, or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, agreement or document to which Purchaser is subject or (iii) violate or infringe any Law applicable to Purchaser.

(c)                  Validity of Agreement.  This Agreement and each other document to be executed or delivered by Purchaser at Closing has been duly and validly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by Seller, constitutes the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)                 Legal Action Against Purchaser.  There are no judgments, orders or decrees of any kind against Purchaser unpaid or unsatisfied of record or any legal action, suit, investigation, complaint or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on  the ability of Purchaser to perform its obligations under this Agreement.

(e)                Bankruptcy or Debt of Purchaser; Financial Condition.  Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser.  No general assignment of Purchaser’s property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property.  Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent.  Purchaser has sufficient capital or net worth to meet its current obligations, including payment of the Total Amount Payable and all other amounts payable under this Agreement.

(f)                Decision to Purchase.  Purchaser is a sophisticated investor and its bid and decision to purchase the Loans and to acquire the Collateral Documents and Collateral Property is based upon its own independent evaluation of the Loan Files, the Loan Documents and other materials deemed relevant by Purchaser and its agents all of which Purchaser has had a full opportunity to review.  Purchaser has made such independent investigations as Purchaser deems to be warranted as to the validity, enforceability and collectibility of the Loans, the perfection and priority of any security interest, the value of any collateral (including any Mortgaged Property) and the nature and value of the Loans, and all other facts it deems material to their purchase and is entering into this Agreement solely upon the basis of that investigation and Purchaser’s own judgment.  Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller, or any of Seller’s employees, affiliates, agents, consultants, advisors or representatives, other than the representations and warranties of Seller specifically set forth in this Agreement.  Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of Seller (including Keefe, Bruyette & Woods, Inc.) has been authorized to make, and that Purchaser has not relied upon, any statement or representations other than those specifically set forth in this Agreement.  Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in Section 4.1 and 4.2 hereof, Purchaser is purchasing the Loans “as is” and “where is” on the Closing Date with all faults and, except as expressly set forth in Section 4.1 and 4.2 hereof, Seller is making no representation or warranty, express or implied, written or oral, and Purchaser has not relied on any representation or warranty, express or implied, written or oral, regarding any Borrower, any of the Loans or any collateral (including any Mortgaged Property), including any representation or warranty with respect to (a) the business, financial condition or prospects of any Borrower, any Third Party (including any guarantor) or any tenants, (b) the physical condition of any building, improvement, machinery, equipment or personal property comprising all or a part of any collateral (including any Mortgaged Property), (c) the leases, rents, income or expenses of any Mortgaged Property, (d) the enforceability, validity, transferability, currency or legality of any guarantee or insurance policy which is transferred or conveyed to Purchaser pursuant to this Agreement, whether as Collateral Property or otherwise, and (e) the compliance of any Borrower or collateral (including any Mortgaged Property) with any Environmental Law (including but not limited to those pertaining to the use, handling, generating, treating, storing or disposing of any Hazardous Materials and/or petroleum product storage tanks, asbestos and/or lead paint and lead paint containing materials), (f) the condition, value or collectibility of any personal property, whether tangible or intangible securing any Loan, and (g) condition, merchantability or suitability.

(g)               Resale.  Without characterizing the Loans as a “security” within the meaning of applicable securities Law, the purchase by Purchaser of Seller’s right, title and interest in the Loans will be for Purchaser’s own account for investment and not with the view towards resale or distribution; and Purchaser has no intention of assigning, transferring, selling, pledging, hypothecating or otherwise distributing all or any part of the Loans or the Loan Documents, except in compliance with applicable federal and state securities Law.

(h)               Brokers.   No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

(i)                 OFAC List/Litigation/Reg W.  Neither the Purchaser nor any of its Affiliates, nor any of its or its Affiliates’ respective officers, directors, agents, partners, members, controlling entities and employees:  (i) is a country, individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America; (ii) is a party to or is otherwise involved in, or is aware of the Purchaser’s, any of Purchaser’s Affiliates’ or any of Purchaser’s or its Affiliates’ respective officers’, directors’, agents’, partners’, members’, controlling entities’ and employees’ involvement in, any threatened litigation or other administration or adversarial proceedings affecting the Seller or any of its Affiliates; (iii) is a Borrower, obligor, principal of any Borrower or any obligor, or Affiliate of any Borrower or any obligor, on any Loan; or (iv) is an “affiliate” of Seller, as defined in Regulation W, 12 C.F.R. Section 223.2.

(j)                 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of any of such Persons with respect to any of such Persons or the transactions contemplated by this Agreement.

(k)               Survival of Representations and Warranties. Each of the representations and warranties in Section 3.1 shall survive the Closing for a period of twelve (12) months.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 4.1.        Representations and Warranties by Seller. Seller makes the following representations and warranties for the benefit of Purchaser, each of which is true and correct in all material respects as of the Closing Date:

(a)                Authority.  Seller is duly organized, validly existing and in good standing under the laws of the United States with powers and authority adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it, and Seller is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to delay or prevent Seller from consummating the transactions contemplated hereby.  Seller has taken all necessary action required to execute, deliver and perform this Agreement and all related documents and to consummate the transactions contemplated by this Agreement and all related documents.

(b)               Consents and Approvals; No Violations.  No filing with or notice to, and no permit, authorization, registration, consent or approval of, any Governmental Entity is required on the part of Seller for the execution, delivery and performance by Seller of this Agreement and each other document to be executed or delivered by Seller at Closing or the consummation by Seller of the transactions contemplated hereby and thereby.  Neither the execution, delivery and performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated by this Agreement and each other document to be executed or delivered by Seller at Closing will (i) conflict with or result in any breach, violation or infringement of any provision of the respective articles of incorporation or by-laws (or similar governing documents) of Seller, (ii) result in a breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to the creation of any Lien, except for Permitted Liens, or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, agreement or document to which Seller is subject or (iii) violate or infringe any Law applicable to Seller.

(c)                  Validity of Agreement.  This Agreement and each other document to be executed or delivered by Seller at Closing has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser, constitutes the valid, legal and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)                 Legal Action Against Seller.  There are no judgments, orders or decrees of any kind against Seller unpaid or unsatisfied of record or any legal action, suit, investigation, complaint or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on the ability of Seller to perform its obligations under this Agreement.

(e)                Bankruptcy or Debt of Purchaser; Financial Condition.  Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller.  No general assignment of Seller’s property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of its property.  Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.  Seller has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations.

(f)                Title to Loans.  Seller is the sole owner and holder of each Loan.  Seller has full right to sell and assign each Loan and Seller’s interest in any Collateral Documents related thereto offered by it hereunder free and clear of any Lien other than Permitted Liens and without the consent of any Third Party, except such consent as has been obtained or is unnecessary under applicable Law.

(g)               Brokers.  Except for Keefe, Bruyette & Woods, Inc., whose fees and expenses will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

    Section 4.2.       Limited Representations and Warranties by Seller. Seller makes the following representations and warranties for the benefit of Purchaser, each of which is true and correct in all material respects as of the Closing Date.

(a)                Unpaid Principal Balance.  The Unpaid Principal Balance for each Loan, as set forth on the Loan Schedule, is true and correct as of the Cutoff Date.

(b)               Loan Documents.  Except to the extent reflected in the Loan Documents or the Loan File or as raised in connection with any litigation disclosed to Purchaser, Seller has not received written notice from any party asserting or purporting to assert that (i) any security interest, mortgage or similar right on any collateral securing a Loan is not valid and perfected or (ii) any of the Loan Documents is not genuine, valid, legally binding and enforceable against the applicable Borrower.

(c)                No Modification.  Except by written instrument or other written documentation contained in the Loan File or otherwise disclosed to the Purchaser in writing, Seller has not modified any related Note, Mortgage or Security Agreement with respect to a Loan or satisfied, canceled or subordinated such Note, Mortgage or Security Agreement in whole or in part or released all or any material portion of (i) the Mortgaged Property from the lien of the Mortgage or (ii) the personal property from the security interest granted by the Security Agreement, or executed any instrument of release, cancellation or satisfaction.

(d)               Condemnation.  Seller has not received any written notice of a pending condemnation proceeding or similar proceeding materially affecting any Mortgaged Property or any part thereof which proceedings could have a material adverse effect upon the value of the lien on the Mortgaged Property.

(e)                Lien Priority.  Each Loan secured by a Mortgage or ORE Loan for which Seller has first lien position or fee ownership interest (as applicable) is reflected on Schedule B or Schedule C hereto (as applicable, and identified by common street address) subject only to (i) Liens for delinquent real property taxes and for real property taxes and assessments which are not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, rights of re-entry, easements, quasi-easements, encumbrances, licenses and other matters of public record customary in the area in which the Mortgaged Property is located or otherwise specifically referred to in any appraisal performed in connection with the origination of the related Loan; (iii) zoning, building, subdivision, environmental regulations, entitlement or other land use regulations; (iv) any Liens or encumbrances reflected in the lender’s title insurance policy (if any) contained in the Loan File; (v) in the case of an ORE Loan as to which foreclosure proceedings are not complete, any statutory redemption rights retained by the Borrower or other party from which Seller obtained such Mortgage, and others claiming through them; and (vi) such other matters as do not materially and adversely interfere with the Lien evidenced by such Mortgage.

(f)                Loan Files.  With respect to each Loan, the related Note, Mortgage and Security Agreement, if any, and any documents modifying the terms of such Note, Mortgage and Security Agreement included in the Loan File are true and correct copies of the documents they purport to be.  The Loan File for each Loan includes all material documents, or certified copies thereof, relating to such Loan that are in the possession of Seller, but excludes internal analysis and correspondences (including as to the collectibility of any Loan or the value of any Mortgaged Property or other collateral), privileged information and other communications between the Seller and its counsel and advisors and any correspondences to or from any Governmental Entity.   Except as otherwise expressly stated in this Agreement, Seller makes no representation or warranty as to the accuracy of facts, analyses or abstracts recited or contained in any documents and papers which are included in the Loan Files, including rent rolls, operating statements, appraisals and other information which, in many cases, may have been provided by Third Parties.

(g)               Loan Payment Defaults.  With respect to Performing Loans, as enumerated on the Loan Schedule, as of the Cutoff Date, no scheduled payment of principal or interest required under any Loan is more than thirty (30) days past due.

    Section 4.3.       Limitations. Notwithstanding the foregoing, (a) no representation or warranty is made in Section 4.1 and 4.2 with respect to any Loan to the extent that Purchaser (or any successor or assign of Purchaser) is an Interested Purchaser with respect to such Loan; and (b) if, on or after the Closing Date, (i) Purchaser (or any successor or assign of Purchaser) procures title insurance, (ii) Purchaser would be able to procure title insurance or updated title coverage upon payment of the required premium by Purchaser or (iii) Purchaser is entitled to receive the benefit of title insurance by assignment, endorsement or otherwise with respect to such Loan, then, to the extent that such title insurance provides or would have provided coverage with respect to any matters addressed by any of the foregoing representations and warranties, such representations and warranties shall be null and void and shall be deemed not to have been made by Seller.  Except for the representations and warranties expressly set forth in this Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of any of such Persons with respect to any of such Persons or the transactions contemplated by this Agreement.

     Section 4.4.      Survival of Representations and Warranties. (a)  Each of the representations and warranties specified in Section 4.1 shall survive the Closing for a period of twelve (12) months.

(b)               Each of the representations and warranties specified in Section 4.2 shall survive the Closing for a period of sixty (60) days from and including the Closing Date.

Article V

COVENANTS OF SELLER AND PURCHASER

    Section 5.1.      Permits, Authorizations, etc. Seller and Purchaser shall each use reasonable best efforts to obtain any and all material permits, authorizations, consents, waivers, clearances or approvals required by each of them for the lawful consummation of the transactions contemplated by this Agreement.  If at any time from and after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, without further consideration therefor.

    Section 5.2.       Litigation Cooperation. Seller and Purchaser shall cooperate with each other so as to, as soon as practicable after the Closing Date, substitute Purchaser as the party plaintiff in any litigation commenced by Seller with respect to any Loan.  If either party receives notice of any Claim, threatened Claim or litigation filed by a Mortgagor or Borrower which arises from or relates to the Loans, such party shall promptly notify the other party.

     Section 5.3.     Document Handling. From and after the Closing:

(a)                Purchaser shall abide by all applicable Law regarding the handling and maintenance of documents and records relating to the Loans, including, but not limited to, regulations specifying the length of time such documents and records are to be retained.

(b)               Seller may access the employees of Purchaser and use, inspect and make extracts from or copies of any files, documents and/or records that are in Purchaser’s actual or constructive possession, in each case in respect of any of the Loans and upon reasonable notice by Seller to Purchaser. Seller may retain copies of any Loan Files conveyed to Purchaser pursuant to Section 6.2(b).

(c)                Seller may take possession, custody and use of original documents in Purchaser’s actual or constructive possession and pertaining to any of the Loans, for any lawful purpose and upon reasonable terms and conditions.

(d)               Purchaser agrees to provide Seller within two (2) Business Days of receipt thereof, any notices or other records received by Purchaser (or any Affiliate of Purchaser) after the Cut-Off Date relating to the operation of the Loans prior to the Cut-Off date.

(e)                Before destroying or disposing of any documents or files pertaining to any Loan, Purchaser shall (i) give reasonable notice of the same to Seller and (ii) allow Seller, at Seller’s expense, to recover the same from Purchaser.

   Section 5.4       Public Announcements. Seller and Purchaser agree that the initial press release announcing the execution and delivery of this Agreement and/or the transactions contemplated hereby shall be a press release of Seller.  Until such initial press release, neither party will issue any press release or make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby.

    Section 5.5       Insurance. Purchaser shall be solely responsible for having itself substituted as loss payee or additional insured on all hazard or mortgage insurance in respect of any Loan in which the Seller is listed as a loss payee or additional insured on the Closing Date; and any loss after the Closing Date to either a Borrower or to Purchaser or to the value or collectibility of any Loan or the related collateral (including any Mortgaged Property or Collateral Property) that arises either by reason of the termination or expiration of any such insurance, or of Purchaser’s failure to identify itself as loss payee or additional insured, is the sole responsibility of Purchaser; provided  that Seller shall be responsible for such losses directly resulting from an affirmative instruction by Seller to cancel such insurance (unless Seller disclosed or indicated the actual or prospective cancellation in the Loan File or otherwise to Purchaser prior to the Bid Date).

             Section 5.6.          Reserved.

             Section 5.7.          Post-Closing Servicing By Seller. Except for those Loans subject to the Real Estate Settlement Procedures Act (“RESPA”), all Loans shall be sold and conveyed to the Purchaser on the Closing Date on a whole loan, servicing-released basis.  Servicing of Loans subject to RESPA, if any, shall be released in accordance with RESPA requirements, and Seller shall have no obligation to perform any other activities with respect to such Loans from and after the Closing Date, except those required by applicable Law.

                Section 5.8.        Additional Covenants.

(a)                IRS Reporting.  Purchaser shall submit all Internal Revenue Service forms and information returns required by law (if any) for the Loans for the balance of the year in which the Closing occurs, and thereafter.

(b)               Use of Seller’s Name.

                                                                 (i)                        Purchaser shall not use or permit the use by its agents, successors or assigns, of any name or combination of letters which is similar to Seller or any affiliate thereof.  Purchaser shall not represent or imply that it is affiliated with, authorized by, or in any way related to Seller, or any affiliate thereof.  If Purchaser shall breach the provisions of this Section 5.8(b), then Purchaser shall pay to Seller the sum of $50,000 for each such breach as damages, together with such fees and expenses (including reasonable attorneys’ fees) as Seller may incur in preventing the further or continuing breach of this Section 5.8(b). The parties acknowledge: Seller will incur substantial damages if Purchaser breaches this Section 5.8(b); as of the date of this Agreement, such damages are either unascertainable or unreasonably difficult to ascertain; and under the circumstances existing as of the date of the parties’ entry into this Agreement, this Section 5.8(b) is a reasonable estimate of those damages.  Notwithstanding the provisions of this Section 5.8(b), Seller may also pursue any equitable remedy it may have for

Purchaser’s breach of this covenant including seeking an injunction against any further or future use;

                                                               (ii)                        After completion of the Closing, Purchaser shall not, without Seller’s express prior written consent, institute any legal action in Seller’s name, or continue to prosecute in Seller’s name any pending legal action.  Purchaser shall not, either intentionally or unintentionally, through misrepresentation or nondisclosure, mislead or conceal the identity of the owner of the Loans.  Purchaser acknowledges that there is no adequate remedy at law for violation of this Section 5.8(b), and consents to the entry of an order by a court of competent jurisdiction enjoining any violation or threatened violation of the provisions of this Section 5.8(b).

(c)                Subpoenas.  If, after the Closing Date, Seller, its servicers or any of their respective employees, agents or representatives is requested or required by subpoena, court order or otherwise, to perform any acts (including but not limited to testifying, preparing responses to subpoenas or other legal process or pleading, and/or performing any review of public or private record such as tracing funds) in connection with any litigation or bankruptcy proceeding in respect of any Loan, whether the same shall have been commenced by Purchaser or any other party, then Purchaser shall reimburse Seller for the time expended by such employees involved in the performance of said acts, at the rate of $50.00 per hour per employee (or, if such performance is made by a servicer or other agent or representative of Seller, the greater of $50.00 per hour per employee or the amount charged to Seller by such servicer or such agent or representative) plus all associated travel, lodging and per diem costs plus the actual fees and expenses of counsel to the Seller incurred in connection with the taking of any such action.  Seller may determine and assign such personnel as Seller, in its sole discretion, deems necessary to perform the said acts.  Purchaser shall reimburse Seller for all copies made in the course of performing said acts, at the rate of $0.35 cents per copy (or, if greater, the amount charged Seller by its servicer or other agents or representative of such service).  Nothing in this shall require Seller, its servicers or their respective employees, agents or representatives to provide Purchaser with any information or service in this regard.

(d)               Capital Improvements.  Without the prior written consent of Seller, Purchaser shall not commence any capital improvements (other than those which Purchaser reasonably determines to be necessary to prevent deterioration of the Loan or to protect the safety of persons) with respect to any Loan purchased on the Closing Date until the expiration of the representations and warranties set forth in Section 4.2 and any cure period applicable to a breach thereof with respect to which a Notice of Claim was timely delivered pursuant to Section 7.1.

(e)                Confidentiality.   The terms of the Confidentiality Agreement shall continue in full force and effect in accordance with their terms.

Article VI

CLOSING

    Section 6.1.       Closing. The Closing shall take place on the Closing Date.

 Section 6.2.       Closing Date. (a)  Unless otherwise agreed in writing by the parties, Seller shall prepare and deliver to Purchaser at Seller’s offices any and all documents required to be delivered by Seller pursuant to this Section 6.2(a) on the Closing Date:

                                                                 (i)                        the original Note for each Loan, endorsed without recourse (such endorsement may, at Seller’s sole option for any or all of the Loans, be by separate allonge in substantially the form of Exhibit 6.2(a)(i)(A) attached hereto); provided, however, that in the event Seller cannot locate the original Note with respect to any Loan, Seller may satisfy its obligation to deliver the original Note with respect to such Loan by delivering a copy of such Note (if available) together with a lost note affidavit in substantially the form of Exhibit 6.2(a)(i)(B) attached hereto;

                                                               (ii)                        an executed assignment of each Mortgage and Collateral Property and the other recorded Loan Documents in substantially the form of Exhibit 6.2(a)(ii) attached hereto, with such modifications as are required under local laws for recording purposes in the land records in the jurisdiction in which the related Mortgaged Property is located (the “Assignment of Mortgage”);

                                                             (iii)                        assignments of UCC Financing Statements in recordable form, for any UCC Financing Statement contained in the Loan File on which Seller is listed as the secured party, provided, however, that at Seller’s sole option, Purchaser shall prepare and file such assignments as are required for Closing on Seller’s behalf, utilizing the Limited Power of Attorney described in Section 6.2(a)(v) below, and Seller hereby authorizes Purchaser to prepare such assignments on Seller’s behalf in accordance with the authority conferred by the Limited Power of Attorney and UCC Section 9-509, as adopted in the jurisdictions where UCC Financing Statements are filed;

                                                             (iv)                        an executed Notice to Borrower addressed to each Borrower, substantially in the form of Exhibit 6.2(a)(iv) attached hereto, notifying such Borrower of the conveyance of the Loan to Purchaser and directing such Borrower to make all payments under the Loan to Purchaser (which Purchaser agrees to deliver to the applicable Borrower within any time periods required under applicable Law);

                                                               (v)                        an executed Limited Power of Attorney substantially in the form of Exhibit 6.2(a)(v) attached hereto; and

                                                             (vi)                        such other executed assignments, instruments of transfer, and other documents as Purchaser may reasonably require in order to complete the transactions contemplated hereunder, including but not limited to a Bill of Sale and an Assignment and Acceptance of Interests, substantially in the form of Exhibits 6.2(a)(vi)(A) and  6.2(a)(vi)(B) attached hereto.

(b)               Within five (5) Business Days following the Closing Date, Seller shall deliver to Purchaser the Loan Files.

(c)                On the Closing Date, Purchaser shall, prior to 12 p.m. Eastern time, pay the Total Amount Payable, as adjusted herein, to Seller in immediately available funds by wire transfer in accordance with Seller’s instructions.

(d)               With respect to any Loan which has become an ORE Loan, as itemized on the attached Schedule C, Seller shall transfer (i) its interest in acquired Mortgaged Property to Purchaser by means of an appropriate quitclaim deed (or an assignment of the judgment of foreclosure, if appropriate), in place of the Assignment of Mortgage form described in Section 6.2(a)(ii) above, and (ii) to the extent transferable, all of Seller’s rights, claims and causes of action against any title company, attorneys or other third party arising from or in connection with the foreclosure of such Mortgaged Property.  Seller shall also provide Purchaser with a note allonge for such Loan, in the form specified in Exhibit 6.2(a)(i)(A) attached hereto, subject to the understanding that such Note may no longer be enforceable (in whole or in part) as a debt instrument in light of Loan consideration allocated to the acquisition of relevant Mortgaged Property through Loan enforcement proceedings or other negotiations with the Borrower and related parties.  The provisions of this Section 6.2(d) shall have controlling effect over any other section or subsection of this Agreement, to the extent of any conflict or inconsistency in and between Section 6.2(d) and such other sections or subsections.

     Section 6.3.      Transfer and Recordation Taxes; Responsibility for Recording. Purchaser shall be responsible for the recording of any transfer documents.  Purchaser shall also be solely responsible for, shall pay when due and payable, and shall indemnify and hold Seller harmless with respect to, all conveyance, transfer, filing and recording fees, taxes, costs and expenses, and any documentary taxes, if any, with respect to the filing or recording of any document or instrument, or the sale, assignment and transfer of the Loans contemplated hereby.

    Section 6.4.      Closing Expenses. Purchaser shall be solely responsible for its own attorneys’ fees and the expenses of any and all title searches or bringdowns and any and all title commitments or policies and all endorsements to any of the title policies obtained by Purchaser and the expenses of environmental site assessments and other due diligence Purchaser may desire.  Except as otherwise provided in this Agreement, all other expenses shall be paid by the party incurring such expenses.

    Section 6.5.       Escrow Amounts. Effective as of the Closing Date, and except to the extent expressly stated to the contrary in this Agreement, Purchaser shall assume, undertake, and discharge any and all obligations of the Borrower of each Loan as may relate to the Escrow Amounts.  Seller shall not transfer to Purchaser that sum of money held by Seller as of the Closing Date relating to the said Escrow Amounts, but instead will give Purchaser a credit against the Total Amount Payable for such sum in accordance with Section 2.3 hereof.

Article VII

DEFAULTS AND INDEMNIFICATION

    Section 7.1.         Defaults, Seller's Right to Cure. Subject to Section 4.3 and Section 4.4, in the event of a material breach by Seller of any representation or warranty contained in Section 4.1 or Section 4.2, Seller shall have a period of 60 days after written notice by Purchaser of such breach (a “Notice of Claim”) to cure such breach.  Such Notice of Claim from Purchaser shall contain detailed information regarding the basis for such request sufficient to demonstrate to Seller’s reasonable satisfaction that the event in fact constitutes a material breach of a representation or warranty.

 Section 7.2.        Purchaser's Indemnification. Subject to the limitations set forth in Section 3.1(k),  Purchaser shall indemnify, defend and hold harmless Seller and its officers, directors, agents, partners, members, and employees (collectively, the “Seller Indemnitees”) from and against any and all Losses incurred by Seller Indemnitees in connection with (a) the material inaccuracy of any of Purchaser’s representations or warranties herein, (b) the material breach of any of Purchaser’s covenants herein or (c) the Assumed Liabilities.

  Section 7.3.         Seller's Indemnification. Subject to the limitations set forth in Section 4.3 and Section 4.4 and in this Section 7.3, Seller shall indemnify, defend and hold harmless Purchaser and its officers, directors, agents, partners, members, and employees (collectively, the “Purchaser Indemnitees”) from and against any and all Losses incurred by Purchaser Indemnitees in connection with (a) the material inaccuracy of any of Seller’s representations or warranties herein (subject to Seller’s right to cure any certain such inaccuracies pursuant to Section 7.1), (b) the material breach of any of Seller’s covenants herein or (c) the Excluded Liabilities; provided  that under no circumstances shall (i) Seller be required to indemnify any Purchaser Indemnitee for any environmental liability associated with any collateral securing a Loan (including any Mortgaged Property), and (ii) any amounts payable pursuant to indemnification under this Section 7.3 in respect of any Loan exceed the Allocated Purchase Price for such Loan; provided, further, that if Purchaser has timely invoked repurchase remedies concerning any given Loan pursuant to Article VIII, such repurchase shall be the exclusive remedy of the Purchaser Indemnitees in respect of such Loan, and the Purchaser Indemnitees shall not be entitled to indemnification in respect of such Loan under this Section 7.3; provided, further, that with respect to indemnification payments under Section 7.3(a) (other than with respect to breaches of Section 4.1(a), Section 4.1(b)(i) and Section 4.1(c)): (A) Seller shall not be liable for any such indemnification until the aggregate amount of Losses for which Purchaser is entitled to be indemnified under Section 7.3(a) (other than with respect to breaches of Section 4.1(a), Section 4.1(b)(i) and Section 4.1(c)), together with the aggregate Repurchase Price of the Loans required to be repurchased by Seller pursuant to Article VIII, exceeds, on a cumulative basis, an amount equal to one percent (1%) of the Base Purchase Price (the “Seller Basket”), (B) to the extent the Seller Basket is exceeded, then Seller shall pay Purchaser all indemnifiable Losses under Section 7.3(a) including the Seller Basket and (C) in no event shall Seller be required to make aggregate indemnification payments pursuant to Section 7.3(a) (other than with respect to breaches of Section 4.1(a), Section 4.1(b)(i) and Section 4.1(c)) in excess of an amount equal to ten percent (10%) of the Base Purchase Price.

    Section 7.4.      Procedure for Indemnification. (a) The party seeking indemnification hereunder (the “Indemnified Party”) shall notify the party from which indemnification is sought (the “Indemnifying Party”) following the assertion of any claim, or the incurrence of any Losses, that might give rise to indemnification hereunder.

(b)               Promptly after the assertion by any third party of any claim against any Indemnified Party that in the reasonable judgment of such Indemnified Party may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail (to the extent known) such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim at such Indemnifying Party’s expense.  Any Indemnified

Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party; provided  that the Indemnifying Party shall be responsible for the fees and expenses of the Indemnified Party’s counsel in any such action or claim if (the Indemnified Party shall have been advised in writing by counsel that the assumption of such defense by the Indemnifying Party would be inappropriate due to an actual or potential conflict of interest.  No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party (not to be unreasonably withheld or delayed).  The Indemnified Party and the Indemnifying Party each agree to fully cooperate in all matters covered by this Section 7.4(b), including, as required, the furnishing of books and records, personnel and witnesses and the execution of documents, in each case as necessary for any defense of such third-party claim and at no cost to the other party.  If the amount of any Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnified Party to the Indemnifying Party.

Article VIII

REPURCHASE PROCEDURES

     Section 8.1.     Repurchase. Subject to the terms of this Article VIII, Seller shall repurchase any Loan sold to Purchaser pursuant to this Agreement within five (5) Business Days of receipt of a Notice of Claim from Purchaser if Seller breaches in any material respect any of the representations, warranties or agreements contained in Section 4.2 (provided  that Seller has not cured such breach within the period specified in Section 7.1), provided  that such Notice of Claim is delivered within sixty (60) days after the Closing Date.  On the Repurchase Date, Seller shall pay to Purchaser, in immediately available funds, the Repurchase Price, and Purchaser shall convey to Seller all of Purchaser’s right, title and interest in and to such Loan and any related collateral.  In addition to the foregoing, if any Loan required to be repurchased hereunder is cross-collateralized with any other Loan sold hereunder, Seller shall have the right, in its sole discretion, to repurchase such other Loan or Loans on the Repurchase Date and shall pay to Purchaser, in immediately available funds, the Repurchase Price for each such other Loan or Loans.  Purchaser shall convey to Seller all of Purchaser’s right, title and interest in and to such Loan or Loans and any related collateral and the provisions of this Article VIII shall apply with respect to all Loans repurchased.  Notwithstanding the foregoing, Seller shall not be obligated under any circumstances to repurchase any Loans under this Section 8.1 unless the aggregate amount of the Repurchase Price of the Loans to which it has a repurchase obligation hereunder, together with the aggregate amount of Losses for which Purchaser is entitled to be indemnified under Section 7.3(a), exceeds the Seller Basket, and thereafter Seller shall be required to repurchase all such Loans to which it has repurchase obligation under this Section 8.1 at the Repurchase Price.

  Section 8.2.       Transfer Documentation; Further Assurances; Transfer and Recordation Taxes and Fees. On the Repurchase Date with respect to any applicable repurchased Loan, Purchaser shall deliver to Seller all originals and copies of the Loan Documents and any other transfer documents or other documents that were delivered to Purchaser pursuant to this Agreement regarding such Loans, together with any addenda, exhibits and schedules thereto and together with any correspondence and documents received or prepared after the Closing.  With respect to each such Loan, Purchaser shall endorse, transfer, convey or assign to Seller the Note and the Collateral Documents in the same manner and by the same documentation as such Note and the Collateral Documents was transferred and assigned from Seller to Purchaser.  Simultaneously with Purchaser’s delivery of such documents to Seller, Seller shall pay to Purchaser the Repurchase Price.  If on the Repurchase Date, Purchaser (or a Subsidiary or an Affiliate) owns the Mortgaged Property related to the repurchased Loan, Purchaser (or such Subsidiary or Affiliate) shall convey to Seller all right, title and interest in and to such Mortgaged Property pursuant to a quitclaim deed (or other equivalent form of deed) with the only representation made by Purchaser and, if applicable, such Subsidiary or Affiliate, being as to the absence of any Lien or other encumbrance created by or arising through Purchaser (or any Subsidiary or Affiliate).  Further, Purchaser shall make all required deliveries and take all other actions on substantially the same terms and conditions under which Seller had conveyed such Loan to Purchaser, shall convey the Mortgaged Property in substantially the same condition it was in when Seller conveyed such Loan to Purchaser, shall satisfy each of the conditions set forth in Section 8.3 and shall cause such reconveyance to be free and clear of any Liens or other encumbrances created by or arising through Purchaser.  Purchaser shall execute and deliver any and all such additional assignments, instruments of transfer and other documents as Seller may reasonably require in order to complete the transactions contemplated hereunder.  Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase and shall be responsible for recording any documents evidencing the transfers contemplated in connection with such repurchase.  After repurchase hereunder, Purchaser shall immediately endorse, assign over and deliver to Seller any and all payments received from or on behalf of any obligor on the repurchased Loan.  Upon repurchase of any Loan, Purchaser agrees to immediately terminate, at its sole cost, any servicing agreement regarding such Loan.  If either party fails to comply with the terms of this Section 8.2, the other party shall have the right to enforce the provisions hereof by appropriate legal means and, in connection therewith, the defaulting party shall be responsible for payment of all of the prevailing party’s costs and expenses (including attorneys’ fees and costs) incurred by the prevailing party in such enforcement.

     Section 8.3.         Conditions to Repurchase. Each Loan subject to repurchase under this Article VII shall be in the same condition as when such Loan was conveyed by Seller to Purchaser at the Closing, including with regard to the following:

(a)                the physical condition of the applicable Mortgaged Property shall be the same (normal wear and tear excepted) as it was on the Cutoff Date, other than in respect of a fully insured casualty loss or any condemnation, in which event Purchaser shall assign the insurance and/or condemnation proceeds to Seller;

(b)               the substantive rights under the Loan shall not have been impaired from those conveyed by Seller to Purchaser;

(c)                the condition of title to the Loan being repurchased and all related Collateral Property shall be the same as conveyed by Seller to Purchaser and any loan title policies or updated loan title policies shall be assigned and delivered by Purchaser to Seller;

(d)               the collateral for the Loan being repurchased shall be the same, except to the extent that any of such collateral and proceeds therefrom (including escrows and deposits) has been expended for its intended purpose or otherwise in a commercially prudent manner;

(e)                there shall be no claim of any party against Seller or otherwise affecting the Loan that is the result of any action or inaction of Purchaser or any agent, successor or assign of Purchaser other than any claim as to which Seller shall have received an indemnification in form and substance acceptable to Seller from a party whose financial condition is satisfactory to Seller for the purposes of such indemnification;

(f)                Purchaser shall have provided evidence reasonably satisfactory to Seller of its ability to meet reasonably anticipated future financial obligations to Seller, including, any indemnification obligations;

(g)               Purchaser shall have delivered to Seller all portions of the Loan File with respect to such Loan that were previously delivered by Seller to Purchaser, any documents, writings and correspondence with respect to such Loan subsequent to the Closing Date and any other document pertaining to such Loan in possession of Purchaser or any of its agents or servicers, and any of such documents that were endorsed or assigned to Purchaser as required by Section 6.2 shall be endorsed, assigned and delivered to Seller in the same manner as provided therein;

(h)               Purchaser shall have delivered to Seller a full, complete and correct accounting, current as of the Repurchase Date, of all payments made and received after the Closing Date on account of such Loan and a copy of all correspondence, documents, work notes and collection notes generated since the Closing; and

(i)                 Purchaser shall have delivered to Seller such other documentation as Seller may reasonably request confirming Purchaser’s compliance with all of the terms and conditions set forth in this Section 8.3, including an affidavit signed by an authorized representative of Purchaser that its representations, warranties and covenants in this Agreement are true and correct as of the Repurchase Date.

     Section 8.4.       Calculation of Repurchase Price. The Repurchase Price shall be determined in accordance with the following formula.

(a)                the Allocated Loan Price for such Loan;

(b)               plus, in the case of a Performing Loan, any unpaid interest on the unpaid principal balance of such Performing Loan at the interest rate borne by such Performing Loan at the time of repurchase which has first accrued during the period (i) commencing on the date of delivery by Purchaser to Seller pursuant to Section 7.1 hereof of the Notice of Claim with respect to such Loan and (ii) ending on the calendar day immediately prior to the Repurchase Date;

(c)                minus  any collections (including, but not limited to, the proceeds of any insurance policy and the awards from any condemnation proceedings) received with respect to the Loan since the Closing Date, but only to the extent that such collections result in the reduction of the outstanding principal balance of such Loan in accordance with the provisions of the related Note;

(d)               minus  the amount that was required to be held by Purchaser in any escrow account (but in no event less than the amount credited to Purchaser pursuant to Section 2.3(a),  reduced by any amounts Purchaser is required to expend, and has expended, pursuant to the respective Loan Documents);

(e)                plus  an amount equal to the sum of any insurance premiums and real estate tax payments advanced by Purchaser on behalf of the mortgagor in accordance with the terms of the Mortgage, provided  that (i) such real estate taxes are not paid prior to the date on which such taxes would become a lien prior to the lien of the Mortgage and (ii) any such amounts are not paid out of any Escrow Amounts or any other escrow collected by Purchaser.

Except as provided above, no other accrued or unpaid interest or other sums payable under any Loan shall be included in calculating the Repurchase Price of the Loan.

                Section 8.5.       Remedies Exclusive. Other than remedies for specific performance or other claims in equity or in connection with fraud, the remedies set forth in Article VII and Article VIII are exclusive and in lieu of any other remedies that may be available for claims under this Agreement.

Article IX

NOTICES

    Section 9.1.         Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when transmitted in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(a)                If to Seller, to:

The Suffolk County National Bank of Riverhead
Attention:  General Counsel
4 West Second Street, P.O. Box 9000
Riverhead, NY 11901
Facsimile:  (631) 727-2638
 Phone:  (631) 208-2412

With a copy to:

Wachtell, Lipton, Rosen & Katz
Attention:  David E. Shapiro, Esq.

51 W. 52nd Street

New York, New York 10019
Telephone:  (212) 403-1000
Facsimile:  (212) 403-2000

(b)               If to Purchaser, to:

[●]
Attention:  [●]
[●]
[●]
Facsimile:  [●]
Phone:  [●]

With a copy to:

[●]

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

Article X

MISCELLANEOUS PROVISIONS

    Section 10.1.   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    Section 10.2.   Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 10.3.   Waiver. Any term, condition or provision of this Agreement may be waived at any time but only in writing by the party which is entitled to the benefits thereof.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.  No failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, preclude any other or further exercise thereof or the exercise of any other right.

     Section 10.4     Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     Section 10.5.    Construction. (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa as the context requires; (ii) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits and Schedules) and not to any particular provision of this Agreement, and Article, Section, clause, paragraph, Schedule and Exhibit references are to the Articles, Sections, clauses, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (vi) any reference to any Law shall include any amendments, modifications, codifications, replacements and reenactments (as of the date hereof, with respect to references to Law in Article III or Article IV) and shall be deemed also to refer to all rules and regulations promulgated thereunder (as of the date hereof, with respect to references to Law in Article III or Article IV), unless the context requires otherwise; and (vii) any references to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement.

    Section 10.6.     Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.  Notwithstanding the foregoing, Purchaser shall not assign its rights under this Agreement to any party without the prior written consent of Seller, which may be withheld by Seller in its sole discretion.

    Section 10.7.     Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

 Section 10.8.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

 Section 10.9.    Governing Law; Jurisdiction; and Venue. (a)  This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive laws of the State of New York, without regard to its conflict-of-laws principles.

(b)               For the purposes of any suit, action or proceeding based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof, the parties hereby expressly submit to the jurisdiction of all federal and state courts sitting within the confines of the federal Eastern District of New York (the “Venue Area”) and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service in accordance with Section 9.1.  The parties agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties.

(c)                Each party hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding based upon, arising out of or relating to this Agreement or the negotiation, execution or performance hereof, brought in any federal or state court sitting within the confines of the Venue Area and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

  Section 10.10.    No Third-Party Beneficiaries. No person, firm or other entity other than Seller and Purchaser and their permitted successors and assigns, shall have any rights or claims under this Agreement; provided, however, that Purchaser’s successors and/or assigns shall not be entitled to the benefit of any of Seller’s representations and warranties as to any Loan and the specific remedies provided in this Agreement for breach thereof.

   Section 10.11.   Waiver of Trial by Jury. EACH OF SELLER AND PURCHASERhereby waiveS to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  EACH OF the Parties HERETO hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications contained in thiS SECTION 10.11.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[●]

By:

_____________________________________

Name:
                                                                        Title:

THE SUFFOLK COUNTY NATIONAL BANK OF RIVERHEAD

By:

_____________________________________

Name:
                                                                        Title: